UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 5, 2009

NEENAH PAPER, INC.

(Exact Name Of Registrant As Specified In Charter)

Delaware	001-32240	20-1308307
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3460 Preston Ridge Road
Alpharetta, Georgia 30005

(Address of principal executive offices, including zip code)

(678) 566-6500

(Registrant’s telephone number, including area code)

Not applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(4)(c))

Item 1.01  Entry into a Material Definitive Agreement

On November 5, 2009, Neenah Paper, Inc. (the “Company”) renewed and modified its previous revolving credit facility by entering into an Amended and Restated Credit Agreement (the “Restated Credit Agreement”) by and among the Company, certain of its subsidiaries as co-borrowers, Neenah Paper Company of Canada (“Neenah Canada”), as guarantor, a lending group consisting of JPMorgan Chase Bank, N.A., Bank of America, N.A., UBS AG, Stamford Branch, and Goldman Sachs Lending Partners LLC (collectively, the “Lenders”) and JPMorgan Chase Bank, N.A., as agent for the Lenders.  The amended and restated credit facility consists of a senior, secured revolving credit facility initially sized at $100 million (the “Revolver”) and (ii) a $40 million senior secured term loan (the “Term Loan”, and together with the Revolver, the “Restated Credit Facilities”).  The Company’s ability to borrow under the Revolver is limited to the lowest of (a) $100 million, (b) the Company’s borrowing base (as determined in accordance with the Restated Credit Agreement) and (c) the applicable cap on the amount of “credit facilities” under the indenture for the Company’s 7-3/8% Senior Notes due 2014.  The Restated Credit Agreement contains an accordion feature allowing the Company to increase the Revolver commitment by up to $50 million.  As of November 5, 2009, the Company’s borrowing base was approximately $89 million.  The Revolver contains a $10 million sublimit for the issuance of letters of credit.

The Restated Credit Facilities mature on November 30, 2013.  Commencing April 30, 2010, the Company will be required to make quarterly principal installments on the Term Loan, based on an eight-year amortization schedule.

The Revolver bears interest at either (1) a prime rate-based index plus a percentage ranging from 2.00% to 2.50%, or (2) LIBOR plus a percentage ranging from 3.50% to 4.00%, depending upon the amount of availability under the Revolver.  Such margins may be subject to downward adjustments of up to an additional 0.50% in the event certain real property assets are sold.  The Term Loan will bear interest at either (A) a prime rate-based index plus 2.75%, or (B) LIBOR plus 4.25%.  Interest is computed based on actual days elapsed in a 360-day year, payable monthly in arrears for prime-rate based loans, or for LIBOR loans, payable monthly in arrears and at the end of the applicable interest period.  The Company is also required to pay a monthly facility fee on the unused amount of the Revolver commitment, calculated at the per annum rate of 0.50% while the Term Loan remains outstanding, and after the Term Loan has been repaid in full, at a per annum rate ranging between 0.50% and 0.75%, depending upon usage under the Revolver.

The Restated Credit Agreement is secured by substantially all of the assets of the Company and the subsidiary borrowers, including the capital stock of such subsidiaries, and is guaranteed by Neenah Canada.  Neenah Canada’s guaranty is secured by substantially all of its assets.  The Company’s German subsidiaries (collectively, “Neenah Germany”) are not obligated with respect to the Restated Credit Facilities, either as borrower or guarantor; however, the Company has directly or indirectly pledged 65% of its equity interest in Neenah Germany as security for the obligations of the Company and its subsidiaries under the Restated Credit Agreement.

The Restated Credit Agreement contains events of default customary for financings of this type, including failure to pay principal or interest, materially false representations or warranties, failure to observe covenants and other terms of the Restated Credit Agreement, cross-defaults to certain other indebtedness, bankruptcy, insolvency, various ERISA violations, the incurrence of material judgments and changes in control.

The Restated Credit Agreement contains covenants with which the Company must comply during the term of the Agreement.  Among other things, such covenants restrict the Company’s ability to incur certain additional debt, make specified restricted payments, dividends and capital expenditures, authorize or issue capital stock, enter into transactions with affiliates, consolidate or merge with or acquire another business, sell certain of its assets, or dissolve or wind up.  The terms of the Restated Credit Agreement also require the Company to achieve and maintain compliance with a fixed charge coverage ratio if availability under the Restated Credit Agreement is less than $20 million.

A portion of the Term Loan proceeds was used to repay in full the March 2007 term loan obtained by the Company from JPMorgan Chase Bank, N.A. in connection with the Fox River acquisition.

Item 2.03: Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See discussion under Item 1.01 above

Certain of the foregoing statements may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”), or in releases made by the Securities and Exchange Commission, all as may be amended from time to time.  Statements contained herein that are not historical facts may be forward-looking statements within the meaning of the PSLRA.  Any such forward-looking statements reflect our beliefs and assumptions and are based on information currently available to us and are subject to risks and uncertainties that could cause actual results to differ materially including, but not limited to, changes in U.S./Canadian dollar, U.S./Euro and other currency exchange rates, changes in pulp prices, the cost or availability of raw materials, unanticipated expenditures related to the cost of compliance with environmental and other governmental regulations, and the ability of the Company to realize anticipated cost savings.  Forward-looking statements are only predictions and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.  These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws.  The Company cautions investors that any forward-looking statements we make are not guarantees or indicative of future performance.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEENAH PAPER, INC.
(Registrant)

Date: November 5, 2009	/s/ Steven S. Heinrichs
Steven S. Heinrichs Senior Vice President, General Counsel and Secretary